PagerDuty Announces Third Quarter Fiscal 2024 Financial Results

Third quarter revenue increased 15% year over year to $108.7 million
Third quarter GAAP operating loss of $20.8 million, non-GAAP operating income of $15.0 million

SAN FRANCISCO – (BUSINESS WIRE) – November 30, 2023 – PagerDuty, Inc. (NYSE:PD), a leader in digital operations management, today announced financial results for the third quarter of fiscal 2024, ended October 31, 2023.
“Results in the third quarter were above our guidance ranges with 15% revenue growth and a non-GAAP operating margin of 14%,” said Jennifer Tejada, Chairperson and CEO, PagerDuty. “Momentum and innovation within the PagerDuty Operations Cloud continued in the quarter with new AI enhancements and the acquisition of Jeli in November to address our customers’ biggest operational challenges.”

Third Quarter Fiscal 2024 Financial Highlights

•Revenue was $108.7 million, an increase of 15.4% year over year.
•GAAP operating loss was $20.8 million; GAAP operating margin of negative 19.2%.
•Non-GAAP operating income was $15.0 million; non-GAAP operating margin of 13.8%.
•GAAP net loss per share attributable to PagerDuty, Inc. common stockholders was $0.16; non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders was $0.20.
•Operating cash flow was $16.9 million, with free cash flow of $15.2 million.
•Cash, cash equivalents and current investments were $575.3 million as of October 31, 2023.
The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures and reconciliations between historical GAAP and non-GAAP information.

Third Quarter and Recent Highlights

•Annual recurring revenue grew 13% year over year to $438.9 million.
•Customers with annual recurring revenue over $100,000 grew 10% to 778 as of October 31, 2023, compared to 710 in the year ago period.
•Dollar-based net retention rate of 110% as of October 31, 2023, compared to 123% in the year ago period.
•Total free and paid customers of more than 27,000 as of October 31, 2023 representing approximately 18% growth year over year.
•Total paid customers of 15,049 as of October 31, 2023, compared to 15,265 in the year ago period.
•Lands and expands include: Banco Santander, Carhartt, Carparts.com, Cloudflare, Docaposte, Equinix, Salesforce, Snowflake, and The Vanguard Group.
•Closed a $350 million convertible senior notes offering.
•Acquired Jeli, Inc. on November 15, 2023 to transform operations with an enterprise-grade, all-in-one incident management solution.
•Appointed Eric Johnson as Chief Information Officer.
•Product innovation:
◦Launched several new capabilities across the PagerDuty Operations Cloud℠: Workflow Automation for Salesforce Service Cloud and Zendesk, and the release of Private Status Pages
◦PagerDuty Operations Cloud Fall 2023 release includes event orchestration, runbook automation and updates around its recently announced generative AI (GenAI) use cases, helping organizations cut operating costs, accelerate innovation, and mitigate risk of operational failures.
◦Announced PagerDuty Copilot delivering Generative AI-enabled capabilities across the PagerDuty Operations Cloud to drive significant productivity gains and create a better user experience while managing digital operations.
◦Named as a leader in GigaOm’s 2023 Incident Response Platforms Radar evaluation. PagerDuty received a perfect “exceptional” score in 8 of 10 key criteria and evaluation metrics in the report.
•Awards
◦PagerDuty received Fortune awards, including Best Workplaces in Technology and Best Medium Workplaces.
◦Other recognition includes: SF Business Times - Largest San Francisco Tech Employers, Global Top 100 - Inspiring Workplaces, Exame Melhores Empresas Para Trabalhar - Best Places to Work in Portugal.

Financial Outlook

For the fourth quarter of fiscal 2024, PagerDuty currently expects:

•Total revenue of $109.5 million - $111.5 million, representing a growth rate of 8% - 10% year over year
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders of $0.14 - $0.15 assuming approximately 95 million diluted shares

For the full fiscal year 2024, PagerDuty currently expects:

•Total revenue of $429.0 million - $431.0 million, representing a growth rate of 16% year over year
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders of $0.72 - $0.73 assuming approximately 101 million diluted shares

These statements are forward-looking and actual results may differ materially. Please refer to the Forward-Looking Statements section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

PagerDuty has not reconciled its expectations as to non-GAAP net income (loss) per share attributable to PagerDuty, Inc. common stockholders to GAAP net loss per share attributable to PagerDuty, Inc. common stockholders because certain items are out of its control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-

GAAP net income (loss) per share attributable to PagerDuty, Inc. common stockholders is not available without unreasonable effort.

Conference Call Information:

PagerDuty will host a conference call and live webcast for analysts and investors at 2:00 p.m. Pacific Time on November 30, 2023. This news release with the financial results will be accessible from PagerDuty’s website at investor.pagerduty.com prior to the conference call. A live webcast of the conference call will be accessible from the PagerDuty investor relations website at investor.pagerduty.com.

Supplemental Financial and Other Information:

Supplemental financial and other information can be accessed through PagerDuty’s investor relations website at investor.pagerduty.com. PagerDuty uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors monitor PagerDuty’s investor relations website in addition to following PagerDuty’s press releases, SEC filings, social media, including PagerDuty’s LinkedIn account (https://www.linkedin.com/company/482819), X (formerly Twitter) account @pagerduty, the X account @jenntejada and Facebook page (facebook.com/pagerduty), and public conference calls and webcasts.

Non-GAAP Financial Measures:

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) attributable to PagerDuty, Inc. common stockholders, non-GAAP net income (loss) per share attributable to PagerDuty, Inc. common stockholders, and free cash flow.

PagerDuty believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and can assist in comparisons with other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in PagerDuty’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by PagerDuty’s management about which expenses and income are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure presented in accordance with GAAP.

Specifically, PagerDuty excludes the following from its historical and prospective non-GAAP financial measures, as applicable:

Stock-based Compensation: PagerDuty utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Employer Taxes Related to Employee Stock Transactions: PagerDuty views the amount of employer taxes related to its employee stock transactions as an expense that is dependent on its stock price, employee exercise and other award disposition activity, and other factors that are beyond PagerDuty’s control. As a result, employer taxes related to employee stock transactions vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of Acquired Intangible Assets: PagerDuty views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-Related Expenses: PagerDuty views acquisition-related expenses, such as transaction costs, acquisition-related retention payments, and acquisition-related asset impairment, as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Amortization of Debt Issuance Costs: The imputed interest rates of the Convertible Senior Notes (the "Notes") was approximately 1.91% for the 2025 Notes and 2.13% for the 2028 Notes. This is a result of the debt issuance costs, which reduce the carrying value of the convertible debt instruments. The debt issuance costs are amortized as interest expense. The expense for the amortization of the debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.

Restructuring Costs: PagerDuty views restructuring costs, such as employee severance-related costs and real estate impairment costs, as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Gains (or losses) on partial extinguishment of convertible senior notes: PagerDuty views gains (or losses) on partial extinguishment of debt as events that are not necessarily reflective of operational performance during a period. PagerDuty believes that the consideration of measures that exclude such gain (or loss) impact can assist in the comparison of operational performance in different periods which may or may not include such gains (or losses).

Adjustment Attributable to Redeemable Non-Controlling Interest: PagerDuty adjusts the value of redeemable non-controlling interest of its joint venture PagerDuty K.K. according to the operating agreement. PagerDuty believes this adjustment is not reflective of operational performance during a period and exclusion of such adjustments can assist in comparison of operational performance in different periods.

Income Tax Effect of Non-GAAP Adjustments: PagerDuty excludes the related income tax effect of the non-GAAP adjustments described above and eliminates the impact of non-recurring and period specific items, which can vary in size and frequency. In particular, PagerDuty believes the consideration of measures that exclude such impacts can assist in the comparison of operational performance in different periods, which may or may not include items such as acquisition related income tax benefits.

PagerDuty defines non-GAAP gross profit as gross profit adjusted for stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, and restructuring costs. PagerDuty defines non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.

PagerDuty defines non-GAAP operating income (loss) as GAAP loss from operations excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, acquisition-related expenses, and restructuring costs. PagerDuty defines non-GAAP net income (loss) attributable to PagerDuty, Inc. common stockholders (which is used in calculating non-GAAP net income (loss) per share attributable to PagerDuty, Inc. common stockholders) as GAAP net loss attributable to PagerDuty, Inc. common stockholders excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of debt issuance costs, amortization of acquired intangible assets, acquisition-related expenses, which include transaction costs and acquisition-related retention payments, which are not necessarily reflective of operational performance during a given period, restructuring costs, adjustment attributable to redeemable non-controlling interest, and the associated tax impact of these items, where applicable. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in PagerDuty’s business and an important part of its compensation strategy.

PagerDuty defines free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalization of internal-use software costs. In addition to the reasons stated above, PagerDuty believes that free cash flow is useful to investors as a liquidity measure because it measures PagerDuty’s ability to generate or use cash in excess of its capital investments in property and equipment in order to enhance the strength of its balance sheet and further invest in its business and potential strategic initiatives. PagerDuty uses free cash flow in conjunction with traditional GAAP measures as part of its overall assessment of its liquidity, including the preparation of PagerDuty’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies, and to assess its liquidity.

There are a number of limitations related to the use of free cash flow as compared to net cash provided by (used in) operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

PagerDuty encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate PagerDuty’s business.

Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our future financial performance and outlook and market positioning. Words such as “expect,” “extend,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “accelerate,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks and other factors detailed in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 16, 2023. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2023 and other filings and reports that we may file from time to time with the SEC. In particular, the following risks and uncertainties, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the effect of unfavorable conditions in our industry or the global economy, or reductions in information spending on our business and results of operations; our ability to achieve and maintain future profitability; our ability to attract new customers and retain and sell additional functionality and services to our existing customers; our ability to sustain and manage our growth; our dependence on revenue from a single product; our ability to compete effectively in an increasingly competitive market; and general global market, political, economic, and business conditions.

Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About PagerDuty Inc.

PagerDuty, Inc. (NYSE:PD) is a global leader in digital operations management, enabling customers to achieve operational efficiency at scale with the PagerDuty Operations Cloud. The PagerDuty Operations Cloud combines AIOps, Automation, Incident Management, and Customer Service Operations into a flexible, resilient and scalable platform to increase innovation velocity, grow revenue, reduce cost, and mitigate the risk of operational failure. More than half of the Fortune 500 and nearly 70% of the Fortune 100 rely on PagerDuty as essential infrastructure for the modern enterprise. To learn more and try PagerDuty for free, visit www.pagerduty.com.

Investor Relations Contact:
Tony Righetti
investor@pagerduty.com

Press Contact:
Debbie O'Brien
media@pagerduty.com

PagerDuty, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Revenue	$108,720	$94,203	$319,582	$269,827
Cost of revenue(1)	19,705	18,007	57,474	52,090
Gross profit	89,015	76,196	262,108	217,737
Operating expenses:
Research and development(1)	34,272	35,004	104,221	100,307
Sales and marketing(1)	49,630	47,118	143,155	143,001
General and administrative(1)	25,955	26,616	77,547	77,316
Total operating expenses	109,857	108,738	324,923	320,624
Loss from operations	(20,842)	(32,542)	(62,815)	(102,887)
Interest income	4,522	1,382	11,300	2,760
Interest expense	(1,454)	(1,360)	(4,184)	(4,072)
Gain on partial extinguishment of convertible senior notes	3,970	—	3,970	—
Other income (expense), net	673	(172)	2,982	(1,326)
Loss before benefit from income taxes	(13,131)	(32,692)	(48,747)	(105,525)
Benefit from income taxes	41	(112)	197	1,302
Net loss	$(13,090)	$(32,804)	$(48,550)	$(104,223)
Net loss attributable to redeemable non-controlling interest	(324)	(262)	(1,513)	(362)
Net loss attributable to PagerDuty, Inc.	$(12,766)	$(32,542)	$(47,037)	$(103,861)
Adjustment attributable to redeemable non-controlling interest	2,359	—	4,088	—
Net loss attributable to PagerDuty, Inc. common stockholders	$(15,125)	$(32,542)	$(51,125)	$(103,861)
Net loss per share, basic and diluted, attributable to PagerDuty, Inc. common stockholders	$(0.16)	$(0.36)	$(0.55)	$(1.18)
Weighted-average shares used in calculating net loss per share, basic and diluted	93,104	89,285	92,257	88,200
(1) Includes stock-based compensation expense as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Cost of revenue	$1,820	$1,937	$5,860	$4,948
Research and development	11,128	10,824	34,002	30,066
Sales and marketing	8,094	8,004	22,362	22,533
General and administrative	10,786	10,679	32,686	28,931
Total	$31,828	$31,444	$94,910	$86,478

PagerDuty, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of October 31, 2023	As of January 31, 2023

Assets
Current assets:
Cash and cash equivalents	$380,307	$274,019
Investments	195,006	202,948
Accounts receivable, net of allowance for credit losses of $1,285 and $2,014 as of October 31, 2023 and January 31, 2023, respectively	71,106	91,345
Deferred contract costs, current	18,893	18,674
Prepaid expenses and other current assets	15,742	13,350
Total current assets	681,054	600,336
Property and equipment, net	18,746	18,390
Deferred contract costs, non-current	24,495	27,715
Lease right-of-use assets	10,120	13,982
Goodwill	118,862	118,862
Intangible assets, net	28,807	37,224
Other assets	4,646	1,364
Total assets	$886,730	$817,873
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities:
Accounts payable	$6,763	$7,398
Accrued expenses and other current liabilities	13,323	11,804
Accrued compensation	28,833	41,834
Deferred revenue, current	192,920	204,137
Lease liabilities, current	6,088	5,904
Total current liabilities	247,927	271,077
Convertible senior notes, net	447,389	282,908
Deferred revenue, non-current	3,499	4,914
Lease liabilities, non-current	8,391	12,704
Other liabilities	4,933	4,184
Total liabilities	712,139	575,787
Redeemable non-controlling interest	5,472	1,108
Stockholders’ equity:
Common stock, $0.000005 par value; 1,000,000,000 shares authorized; 94,219,644 and 91,178,671 shares issued and 91,888,642 and 91,178,671 outstanding as of October 31, 2023 and January 31, 2023, respectively	—	—
Additional paid-in-capital	745,114	719,816
Accumulated other comprehensive loss	(1,712)	(1,592)
Accumulated deficit	(524,283)	(477,246)
Treasury stock at cost, 2,331,002 and — shares as of October 31, 2023 and January 31, 2023, respectively	(50,000)	—
Total stockholders’ equity	169,119	240,978
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$886,730	$817,873

PagerDuty, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Cash flows from operating activities
Net loss attributable to PagerDuty, Inc. common stockholders	$(15,125)	$(32,542)	$(51,125)	$(103,861)
Net loss and adjustment attributable to redeemable non-controlling interest	2,035	(262)	2,575	(362)
Net loss	(13,090)	(32,804)	(48,550)	(104,223)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,025	4,498	15,016	12,778
Amortization of deferred contract costs	5,123	4,922	15,286	14,178
Amortization of debt issuance costs	523	461	1,456	1,376
Gain on partial extinguishment of convertible senior notes	(3,970)	—	(3,970)	—
Stock-based compensation	31,828	31,444	94,910	86,478
Non-cash lease expense	1,106	611	3,425	2,913
Tax benefit related to release of valuation allowance	—	—	—	(1,330)
Other	(1,524)	(124)	(1,426)	1,686
Changes in operating assets and liabilities:
Accounts receivable	(5,420)	(13,473)	18,983	3,048
Deferred contract costs	(5,520)	(6,290)	(12,285)	(16,323)
Prepaid expenses and other assets	(1,289)	(1,424)	(2,674)	(2,934)
Accounts payable	(757)	1,109	(1,002)	(1,117)
Accrued expenses and other liabilities	781	(4,593)	767	(1,350)
Accrued compensation	5,706	6,034	(13,086)	(624)
Deferred revenue	(119)	10,181	(12,547)	8,635
Lease liabilities	(1,486)	(1,000)	(4,484)	(3,783)
Net cash provided by (used in) operating activities	16,917	(448)	49,819	(592)
Cash flows from investing activities
Purchases of property and equipment	(245)	(815)	(1,193)	(3,755)
Capitalization of internal-use software costs	(1,441)	(988)	(3,812)	(2,725)
Business acquisition, net of cash acquired	—	—	—	(66,262)
Asset acquisition	—	—	—	(1,845)
Purchases of available-for-sale investments	(43,927)	(59,842)	(151,984)	(155,310)
Proceeds from maturities of available-for-sale investments	56,500	54,425	164,064	149,625
Purchases of non-marketable equity investments	—	—	(200)	—
Net cash provided by (used in) investing activities	10,887	(7,220)	6,875	(80,272)
Cash flows from financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs	391,543	—	391,543	—
Purchases of capped calls related to convertible senior notes	(55,102)	—	(55,102)	—
Repurchases of convertible senior notes	(223,471)	—	(223,471)	—
Investment from redeemable non-controlling interest holder	—	—	1,781	1,908
Proceeds from employee stock purchase plan	—	—	6,292	5,736
Proceeds from issuance of common stock upon exercise of stock options	973	1,899	8,390	8,459
Employee payroll taxes paid related to net share settlement of restricted stock units	(9,786)	(9,864)	(25,772)	(22,187)
Repurchase of common stock	(50,000)	—	(50,000)	—
Net cash provided by (used in) financing activities	54,157	(7,965)	53,661	(6,084)
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash	(177)	(365)	(451)	(504)
Net increase (decrease) in cash, cash equivalents, and restricted cash	81,784	(15,998)	109,904	(87,452)
Cash, cash equivalents, and restricted cash at beginning of period	302,139	278,331	274,019	349,785
Cash, cash equivalents, and restricted cash at end of period	$383,923	$262,333	$383,923	$262,333

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Reconciliation of gross profit and gross margin
GAAP gross profit	$89,015	$76,196	$262,108	$217,737
Plus: Stock-based compensation	1,820	1,937	5,860	4,948
Plus: Employer taxes related to employee stock transactions	21	38	138	79
Plus: Amortization of acquired intangible assets	2,087	1,949	6,260	5,314
Plus: Restructuring costs	—	—	137	—
Non-GAAP gross profit	$92,943	$80,120	$274,503	$228,078
GAAP gross margin	81.9%	80.9%	82.0%	80.7%
Non-GAAP adjustments	3.6%	4.2%	3.9%	3.8%
Non-GAAP gross margin	85.5%	85.1%	85.9%	84.5%

Reconciliation of operating expenses
GAAP research and development	$34,272	$35,004	$104,221	$100,307
Less: Stock-based compensation	(11,128)	(10,824)	(34,002)	(30,066)
Less: Employer taxes related to employee stock transactions	(210)	(202)	(930)	(559)
Less: Acquisition-related expenses	(161)	(738)	(484)	(3,100)
Less: Amortization of acquired intangible assets	(88)	(29)	(262)	(145)
Less: Restructuring costs	—	—	5	—
Non-GAAP research and development	$22,685	$23,211	$68,548	$66,437

GAAP sales and marketing	$49,630	$47,118	$143,155	$143,001
Less: Stock-based compensation	(8,094)	(8,004)	(22,362)	(22,533)
Less: Employer taxes related to employee stock transactions	(39)	(148)	(589)	(468)
Less: Amortization of acquired intangible assets	(610)	(643)	(1,830)	(1,936)
Less: Restructuring costs	1	—	49	—
Non-GAAP sales and marketing	$40,888	$38,323	$118,423	$118,064

GAAP general and administrative	$25,955	$26,616	$77,547	$77,316
Less: Stock-based compensation	(10,786)	(10,679)	(32,686)	(28,931)
Less: Employer taxes related to employee stock transactions	(145)	(195)	(658)	(650)
Less: Acquisition-related expenses	(530)	(164)	(530)	(1,454)
Less: Amortization of acquired intangible assets	(21)	(7)	(65)	(36)
Less: Restructuring costs	(133)	—	(1,451)	—
Non-GAAP general and administrative	$14,340	$15,571	$42,157	$46,245

Note: Certain figures may not sum due to rounding.

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(20,842)	$(32,542)	$(62,815)	$(102,887)
Plus: Stock-based compensation	31,828	31,444	94,910	86,478
Plus: Employer taxes related to employee stock transactions	415	583	2,315	1,756
Plus: Amortization of acquired intangible assets	2,806	2,628	8,417	7,431
Plus: Acquisition-related expenses	691	902	1,014	4,554
Plus: Restructuring costs	132	—	1,534	—
Non-GAAP operating income (loss)	$15,030	$3,015	$45,375	$(2,668)
GAAP operating margin	(19.2)%	(34.5)%	(19.7)%	(38.1)%
Non-GAAP adjustments	33.0%	37.7%	33.9%	37.1%
Non-GAAP operating margin	13.8%	3.2%	14.2%	(1.0)%

Reconciliation of net income (loss)
GAAP net loss attributable to PagerDuty, Inc. common stockholders	$(15,125)	$(32,542)	$(51,125)	$(103,861)
Plus: Stock-based compensation	31,828	31,444	94,910	86,478
Plus: Employer taxes related to employee stock transactions	415	583	2,315	1,756
Plus: Amortization of debt issuance costs	523	461	1,456	1,376
Plus: Amortization of acquired intangible assets	2,806	2,628	8,417	7,431
Plus: Acquisition-related expenses	691	902	1,014	4,554
Plus: Restructuring costs	132	—	1,534	—
Plus: Adjustment attributable to redeemable non-controlling interest	2,364	—	4,093	—
Less: Gain on partial extinguishment of convertible senior notes	(3,970)	—	(3,970)	—
Less: Income tax effect of non-GAAP adjustments	(466)	—	(1,920)	(1,330)
Non-GAAP net income (loss) attributable to PagerDuty, Inc. common stockholders	$19,198	$3,476	$56,724	$(3,596)

Reconciliation of net income (loss) per share, basic
GAAP net loss per share, basic, attributable to PagerDuty, Inc. common stockholders	$(0.16)	$(0.36)	$(0.55)	$(1.18)
Non-GAAP adjustments to net loss attributable to PagerDuty, Inc. common stockholders	0.37	0.40	1.16	1.14
Non-GAAP net income (loss) per share, basic, attributable to PagerDuty, Inc. common stockholders	$0.21	$0.04	$0.61	$(0.04)

Reconciliation of net income (loss) per share, diluted(1)
GAAP net loss per share, diluted, attributable to PagerDuty, Inc. common stockholders	$(0.16)	$(0.36)	$(0.55)	$(1.18)
Non-GAAP adjustments to net loss attributable to PagerDuty, Inc. common stockholders	0.36	0.40	1.13	1.14
Non-GAAP net income (loss) per share, diluted, attributable to PagerDuty, Inc. common stockholders	$0.20	$0.04	$0.58	$(0.04)

Weighted-average shares used in calculating GAAP net loss per share, basic and diluted	93,104	89,285	92,257	88,200

Weighted-average shares used in calculating non-GAAP net income (loss) per share
Basic	93,104	89,285	92,257	88,200
Diluted	96,235	100,941	100,834	88,200
Note: Certain figures may not sum due to rounding.

(1) On October 13, 2023, the Company provided written notice to the trustee and the note holders of the 2025 Notes that it had irrevocably elected to settle the principal amount of its convertible senior notes in cash and pay or deliver, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at the Company’s election, in respect to the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the 2025 Notes being converted. The company uses the if-converted method to calculate the non-GAAP net income per diluted share attributable to PagerDuty, Inc. related to the convertible notes due 2025 prior to the election on October 13, 2023. As such, approximately 5.8 million shares and 6.7 million shares related to the convertible notes due 2025 were included in the non-GAAP diluted outstanding share number for the three and nine months ended October 31, 2023, respectively, related to the period prior to the election on October 13, 2023. Similarly, the numerator used to compute this measure was increased by $0.7 million and $2.5 million for after-tax interest expense savings related to our convertible notes for the three and nine months ended October 31, 2023, respectively.

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

Free Cash Flow

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$16,917	$(448)	$49,819	$(592)
Less:
Purchases of property and equipment	(245)	(815)	(1,193)	(3,755)
Capitalization of internal-use software costs	(1,441)	(988)	(3,812)	(2,725)
Free cash flow	$15,231	$(2,251)	$44,814	$(7,072)
Net cash used in investing activities	$10,887	$(7,220)	$6,875	$(80,272)
Net cash provided by (used in) financing activities	$54,157	$(7,965)	$53,661	$(6,084)
Free cash flow margin	14.0%	(2.4)%	14.0%	(2.6)%